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       Fourth Amendment to Revolving Credit Loan Agreement
     ("Fourth Amendment") by and among Mark Centers Limited
      Partnership ("Borrower"), Mark Centers Trust ("MCT") and Mellon Bank, N.A. ("Lender")


Ladies and Gentlemen:

     Borrower, MCT and Lender are parties to a Revolving Credit Loan Agreement dated October 5, 1994, amended by a First Amendment to Revolving Credit Loan Agreement dated November 15, 1995 (the "First Amendment"); a Second Amendment to Revolving Credit Loan Agreement dated February 29, 1996 (the "Second Amendment") and a Third Amendment to Revolving Credit Loan Agreement dated October 3, 1996 (the "Third Amendment"). The Revolving Credit Loan Agreement, as amended by the First Amendment, Second Amendment and Third Amendment, shall hereinafter be referred to as the "Loan Agreement." Capitalized terms used in this Agreement without definition shall have the same meanings ascribed to those terms in the Loan Agreement.

     Borrowers and MCT have requested Lender to agree to modify certain covenants in the Loan Agreement and Lender has agreed to do so on the terms and conditions hereinafter set forth. In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Amendments

          (a) Restated Value. Section 1.1 of the Loan Agreement is amended so that the definition of "Restated Value" and all references thereto in the Loan Agreement are deleted in their entirety.

          (b) Financial Covenants. Section 5.16 of the Loan Agreement is amended so that Sections 5.16(B) (Tangible Net Worth), 5.16(C) (Liquidity), 5.16(F) (Loan to Value), 5.16(G) (Funds From Operations), 5.16(H) (Dividends) and all references thereto in the Loan Agreement are deleted in their entirety.



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          (c)  Earnings.  Section 5.16(D) (Earnings) of the Loan
Agreement is amended so that the ratio "1.75 to 1" in the fourth line of the first sentence is deleted and the ratio "1.40 to 1" is substituted therefor.

          (d)  Encumbrances.  Section 5.5(b) of the Loan
Agreement is deleted in its entirety.

     2. Representations and Warranties. To induce Lender to amend the Loan Agreement as provided herein, Borrower and MCT represent and warrant to Lender as follows:

          (a) Borrower and MCT have full power, authority and legal right to execute and deliver this Amendment, and this Amendment constitutes the valid and binding obligation of Borrower and MCT, enforceable against them in accordance with its terms.

          (b) Neither MCT nor any Borrower has any charge, claim, demand, plea or setoff upon, for or against the Loan Agreement or any of the Loan Documents. The outstanding principal balance of the Revolving Credit as of the date hereof is $3,076,296.44 and such sum remains due and payable in accordance with the terms and provisions of the Loan Agreement and other Loan Documents, as modified by this Fourth Amendment.

          (c)  No Event of Default exists under the Loan
Agreement or any other Loan Document and there is no Unmatured
Event of Default under the Loan Agreement or any other Loan
Document.

          (d) The execution, delivery and performance of this Amendment has been duly authorized by all requisite partnership action on the part of each Borrower and MCT, and will not violate the partnership documents of Borrower or MCT or any provision of any law or any order of any tribunal, and will not conflict with, result in a breach of or constitute a default under any mortgage, security agreement, loan or other credit agreement, or any other agreement or instrument to which Borrower or MCT is a party, or result in the imposition of any lien upon the assets of Borrower or MCT except as contemplated by this Amendment.


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     3.   Effectiveness of Loan Documents.  Except as
specifically amended by this Fourth Amendment, the Loan Agreement and the other Loan Documents remain unmodified and in full force and effect. References in any of the Loan Documents to the Loan Agreement shall hereafter be deemed to mean and refer to the Loan Agreement as amended by this Amendment.

     4.   Miscellaneous.

          (a) This Fourth Amendment constitutes the entire understanding among Borrower, MCT and Lender concerning the modification of the Loan Agreement. All prior and contemporaneous negotiations and understandings are merged in this Fourth Amendment.

          (b)  The captions preceding the sections of this Fourth
Amendment are for convenience of reference only. They are not a part of this Fourth Amendment and shall not be considered in construing its meaning or effect.

          (c) Borrower and MCT shall pay the attorneys' fees and costs incurred by Lender in connection with the modification of the Loan Agreement evidenced by this Fourth Amendment.

          (d) This Fourth Amendment may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument. The parties hereto agree that a facsimile transmission of an executed counterpart of this Fourth Amendment shall have the same binding effect upon the signatory as an executed and delivered original hereof. The parties hereto further agree, for confirmatory purposes only, to exchange copies of executed counterpart originals promptly after the aforesaid facsimile transmission so that each party may have one fully executed original hereof.

          (e) This Fourth Amendment shall be construed in accordance with the laws of the Commonwealth of Pennsylvania and shall be binding upon the parties hereto and their respective successors and assigns.



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          IN WITNESS WHEREOF the parties hereto have caused this
Fourth Amendment to be duly executed the day and year first above written.

                         Borrowers:

                         MARK CENTERS LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                    By:  MARK CENTERS TRUST, a Maryland
                         business trust, its general
                         partner

                         By:  /s/  Joshua Kane
                                   Senior Vice President
                                   Chief Financial Officer

                         MARK CENTERS TRUST, a Maryland
                         business trust

                         By:  /s/  Joshua Kane
                                   Senior Vice President
                                   Chief Financial Officer

                         Lender:

                         MELLON BANK, N.A.,  national banking
                         association

                         By:  /s/  D. Charles Felmlee
                                   Vice President











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